UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009 (January 7, 2009)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
     Effective January 7, 2009, Judy Bruner, Executive Vice President, Administration and Chief Financial Officer of SanDisk Corporation, was appointed to the Board of Directors of Brocade Communications Systems, Inc. (the “Company”). In addition, Ms. Bruner was appointed to the Company’s Audit Committee. Ms. Bruner was recommended for appointment to the Board of Directors and Audit Committee by the Nominating and Corporate Governance Committee of the Board of Directors.
     In connection with her appointment to the Company’s Board of Directors, Ms. Bruner is entitled to cash and equity compensation in accordance with the Company’s director compensation policy and pursuant to the Company’s 1999 Director Plan, as amended and restated, including an automatic and non-discretionary stock option award to purchase 50,000 shares of the Company’s common stock and restricted stock units for 15,000 shares of the Company’s common stock. Each award vests as to one-third of the shares subject to such award on each anniversary following the date of grant, provided the director continues to serve as a director of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: January 9, 2009	By:	/s/ Richard Deranleau
Richard Deranleau
Vice President of Finance and Chief Financial Officer

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